Exhibit 99.1

PRESS RELEASE CONTACT: Rob Seelig (603) 640-2212

HG Global Closes New $150 Million Credit Facility

HAMILTON, Bermuda, March 31, 2022 /PRNewswire/ -- White Mountains Insurance Group, Ltd. (NYSE: WTM) announced today that HG Global Ltd. (“HG”) closed a new $150 million, 10-year term loan credit facility with Hudson Structured Capital Management Ltd, (conducting its re/insurance business as HSCM Bermuda) and Security Benefit Life Insurance Company. HG expects to receive the proceeds of the loan on or prior to May 31, 2022. A portion of the proceeds of the loan will be used to pay a $120 million dividend to White Mountains Insurance Group, Ltd. and the other equity holders of HG. The facility received an investment grade rating of BBB from Kroll Bond Rating Agency, LLC. The facility does not impact the reinsurance obligations of HG Re Ltd.

About White Mountains

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM.

About Hudson Structured Capital Management Ltd.

Hudson Structured Capital Management Ltd., conducting its re/insurance investment management business as HSCM Bermuda (“HSCM”), is an asset manager focused on alternative investments seeking mezzanine level returns. HSCM focuses on the Re/Insurance and Transportation sectors. HSCM launched in 2016, and as of January 1, 2022 had more than $3 billion in assets under management and committed capital. HSCM focuses on core economic sectors that are likely to outgrow global GDP, offer low correlations with broader markets, and are experiencing a shift from balance sheet to market financing. For more information, please visit www.hscm.com.

About Security Benefit
Security Benefit Corporation (“Security Benefit”), through its subsidiary Security Benefit Life Insurance Company (SBL), a Kansas-based insurance company that has been in business for 130 years, is a leader in the U.S. retirement market. Security Benefit together with its affiliates offers products in a full range of retirement markets and wealth segments for employers and individuals and reached $50.5 billion in assets under management as of September 30, 2021. Security Benefit, an Eldridge business, is one of the fastest growing U.S. retirement companies and continues its mission of helping Americans To and Through Retirement®. Learn more at www.securitybenefit.com or www.eldridge.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements include statements with respect to the funding of, or receipt of proceeds from, a loan and HG’s payment of a dividend from the proceeds of such loan.

These statements are based on certain assumptions and analyses made by White Mountains in light of current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual developments will conform to its expectations is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including actions taken by ratings agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch; the continued availability of capital and financing; deterioration of general economic; changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains or HG, its competitors or its customers; and other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.